Exhibit 23.1

CONSENT OF DELOITTE TOUCHE TOHMATSU CERTIFIED PUBLIC ACCOUNTANTS LLP.

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-258978 on Form S-1 of our report dated June 3, 2021 (June 23, 2021 as to Note 26), relating to the financial statements of Microvast, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

November 1, 2021